UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 20, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Willis Towers Watson Public Limited Company, a company organized under the laws of Ireland (the “Company”), approved a change to the financial metrics used for the performance goals that apply to annual awards granted under the Company’s Annual Incentive Plan (“AIP”) to each of the executive officers of the Company, including the Company’s named executive officers. Under the existing AIP structure, each officer is eligible to receive an annual award expressed as a percentage of the officer’s base salary. Depending on the achievement of the performance goals, which are based on enterprise financial metrics, segment/geography financial metrics, functional and individual goals weighted as approved by the Committee, the executive officers are eligible to receive a target cash bonus for 2016 in an amount ranging from 80% to 225% of their salary. For AIP awards granted in 2016, the enterprise and segment/geography financial metrics are based 20% on total adjusted revenue and 80% on adjusted operating income.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2016	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman General Counsel